UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2017

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Bojangles’, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 8, 2017. A total of 34,875,445 shares of common stock, representing approximately 95.30% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meetings are as follows:

Proposal 1: The one Class I nominee for director was elected to serve a two-year term until the 2019 Annual Meeting, or until his respective successor is elected and qualified, by the votes set forth in the table below:

Class I Nominee	For	Withheld	Broker Non-Votes
Mark A. Rowan	32,052,187	230,812	2,592,446

All of the Class II nominees for director were elected to serve a three-year term until the 2020 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Class II Nominees	For	Withheld	Broker Non-Votes
William A. Kussell	24,729,655	7,553,344	2,592,446
Tommy L. Haddock	29,403,064	2,879,935	2,592,446
James R. Kibler	29,400,389	2,882,610	2,592,446

Proposal 2: The appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2017 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstained
34,761,363	67,288	46,794

Proposal 3: The Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan was approved by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Votes
28,249,422	4,022,722	10,855	2,592,446

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

June 12, 2017	By:	/s/ Laura Roberts
Laura Roberts
Vice President, General Counsel, Compliance Officer and Secretary